SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2003

FURR’S RESTAURANT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10725	75-2350724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 E. President George W. Bush Highway Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-808-2923

Item 5.  Other Events and Required Regulation FD Disclosure.

On July 8, 2003, Furr’s Restaurant Group, Inc. (the “Company”) announced that on July 2, 2003 its principal operating subsidiary, Cafeteria Operators, L.P. (“COLP”), had reached an agreement with CIC Buffet Partners, L.P. (“CIC”) for the sale of substantially all of COLP’s assets.  A copy of the Asset Purchase Agreement, dated July 2, 2003, by and between COLP and CIC is attached hereto as Exhibit 2.1.  On July 8, 2003, the Company issued a press release relating to the foregoing. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.  Exhibits.

Exhibit Number	Description of Exhibit

2.1	Asset Purchase Agreement dated July 2, 2003 by and among Cafeteria Operators, L.P. and CIC Buffet Partners, L.P.

99.1	Press Release dated July 8, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FURR’S RESTAURANT GROUP, INC.

By:	/s/ Nancy Ellefson
Nancy Ellefson Vice President

Dated:  July 8, 2003

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Asset Purchase Agreement dated July 2, 2003 by and among Cafeteria Operators, L.P. and CIC Buffet Partners, L.P.

99.1	Press Release dated July 8, 2003